EXHIBIT 5.1

Anthony R. Paesano (248) 792-6886 apaesano@palawyers.com www.palawyers.com 7457 Franklin Road, Suite 200 Bloomfield Hills, MI 48301

January 26, 2026

RWB Health, Inc.

112 North Curry Street

Carson City, Nevada 89703-4934

Re: Registration Statement on Form S-1; Legality Opinion

Ladies and Gentlemen:

We have acted as special Nevada counsel to RWB Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold by the Company in the manner described in the Registration Statement and the prospectus included therein (the “Prospectus”). This opinion is delivered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement and the Prospectus, (b) the Company’s Articles of Incorporation and Bylaws, each as represented to us by the Company to be in full force and effect and without amendment except as provided to us, (c) resolutions, minutes, and written consents of the Company’s board of directors and, as applicable, the Company’s sole stockholder, relating to the authorization of the Registration Statement and the issuance and sale of the Shares as contemplated thereby, and (d) such other records, documents, certificates and instruments as we deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

As to certain matters of fact relevant to this opinion, we have relied, without independent investigation, on a Shareholder, Director and Officer Certificate executed by Gabriel Voinea, as sole shareholder, Chief Executive Officer, President, Secretary, and sole director of the Company, dated January 23, 2026 (the “Officer’s Certificate”). Among other things, the Officer’s Certificate certifies, inter alia, that (a) the Company is a Nevada corporation and its governing documents provided to us are true, correct and complete and in effect without unprovided amendments; (b) on or about November 14, 2025 the board authorized and issued 3,500,000 shares of Common Stock to Mr. Voinea for consideration of $0.001 per share, and the Company received such consideration and the shares were issued as fully paid and nonassessable; (c) as of the date thereof, 3,500,000 shares of Common Stock are issued and outstanding, all held by Mr. Voinea, and no preferred stock is issued or outstanding; (d) except as disclosed in writing to us, there are no outstanding options, warrants, convertible securities, SAFEs, profit interests, phantom equity, equity appreciation rights or other rights to acquire equity of the Company, and no agreements obligating the Company to issue, transfer, repurchase, redeem or register equity securities other than as described in the Registration Statement; and (e) the Company has taken all corporate action necessary to authorize the filing of the Registration Statement, the offering described therein, and the issuance and sale of the Shares covered thereby, including board authorization on or about November 3, 2025 for an offering of up to 3,000,000 shares at $0.025 per share, and authorizing Mr. Voinea to accept payments for shares on behalf of the Company.

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In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, the genuineness of all signatures, the legal capacity of all natural persons, and the due authorization, execution and delivery by all parties (other than the Company) of all documents reviewed by us. We have also assumed, without independent verification, that the Registration Statement (including all amendments thereto) will be declared effective under the Securities Act and that such effectiveness will not have been terminated or rescinded. We have not independently established or verified any facts or figures set forth in the Registration Statement, and we have relied as to factual matters on the Officer’s Certificate and other certificates and representations of public officials and Company officers.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and that (a) when the Registration Statement has become effective under the Securities Act, (b) the Shares have been issued and sold in the manner described in the Registration Statement and in accordance with the authorizing corporate action of the Company, and (c) the Company has received the consideration for the Shares as contemplated by the Registration Statement (which consideration is not less than $0.001 per share, the par value of the Common Stock), the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Nevada Revised Statutes and the Nevada Constitution and the reported decisions of Nevada courts interpreting those statutes and constitutional provisions, each as in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction or as to any federal or state securities laws, rules or regulations, including without limitation Regulation S-K, Regulation S-X, Blue Sky laws, broker-dealer issues, or the antifraud provisions of federal or state securities laws.

This opinion is rendered solely for the benefit of the Company in connection with the filing of the Registration Statement and may be relied upon by the Company and the Commission in connection with the Registration Statement. No other person may rely upon this opinion for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Please feel free to contact us should you require any further clarification.

Very truly yours, PAESANO AKKASHIAN, PC

Anthony R. Paesano

cc: Client

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